Consent  of  Independent  Auditors

Board  of  Directors  LinuxWizardry  Systems  Inc.

We consent to the use of our report dated May 26, 2000 on the consolidated financial statements of LinuxWizardry Systems, Inc. for the year ended February 29, 2000 that are included in the Form 20F, which is included, by reference in the Company's Form S-8.

Dated  this  14th  day  of  September,  2000.

ELLIOTT  TULK  PRYCE  ANDERSON  Chartered  Accountants

/s/  Elliott  Tulk  Pryce  Anderson

Elliott  Tulk  Pryce  Anderson